Tyler Technologies Updates 2021 Annual Guidance
Guidance Includes Impact of NIC Acquisition
PLANO, Texas – June 7, 2021 – Tyler Technologies, Inc. (NYSE: TYL) today announced updated annual guidance for 2021, which includes the results of NIC Inc. from the date of its acquisition, April 21, 2021.

As of June 7, 2021, Tyler Technologies is providing the following guidance for the full year 2021:

•GAAP total revenues are expected to be in the range of $1.507 billion to $1.537 billion.
•Non-GAAP total revenues are expected to be in the range of $1.510 billion to $1.540 billion.
•NIC is expected to contribute non-GAAP revenues from the date of acquisition of $310 million to $315 million, which includes approximately $21 million of COVID-related revenues from TourHealth and pandemic unemployment services that are not expected to recur in future years.
•NIC's full year pro-forma non-GAAP revenues are expected to be approximately $475 million to $480 million, which includes approximately $57 million of COVID-related revenues.
•GAAP diluted earnings per share are expected to be in the range of $3.58 to $3.74 and may vary significantly due to the impact of stock incentive awards on the GAAP effective tax rate.
•Non-GAAP diluted earnings per share are expected to be in the range of $6.65 to $6.77.
•Interest expense is expected to be approximately $24 million.
•Pretax non-cash, share-based compensation expense is expected to be approximately $100 million.
•Research and development expense is expected to be in the range of $98 million to $100 million.
•Fully diluted shares for the year are expected to be in the range of 42.5 million to 43.0 million shares.
•GAAP earnings per share assumes an estimated annual effective tax rate of approximately 3.5% after discrete tax items, including approximately $39 million of discrete tax benefits related to share-based compensation.
•The non-GAAP annual effective tax rate is expected to be 24%.
•Capital expenditures are expected to be in the range of $40 million to $42 million, including approximately $6 million related to real estate and approximately $15 million of capitalized software development costs. Total depreciation and amortization expense is expected to be approximately $126 million, including approximately $88 million from amortization of acquisition intangibles.

Tyler Technologies Updates
2021 Annual Guidance
June 7, 2021

"Our guidance reflects the strong year-to-date performance and improving market activity for Tyler, including NIC," said Lynn Moore, Tyler's president and chief executive officer. "As we noted previously, the NIC acquisition is expected to be significantly accretive to non-GAAP earnings per share and EBITDA. As we continue to work together with the NIC leadership team to identify and prioritize opportunities, we are emboldened by the potential to accelerate long-term growth in both of our businesses and expand our platform for connected communities. With the addition of NIC's highly complementary, industry-leading digital government solutions and payment services to Tyler's broad portfolio of essential public sector software solutions and extensive client base, the combined company is well equipped to address the tremendous demand at the federal, state, and local levels for innovative platform solutions. Together, Tyler and NIC will connect data and processes across disparate systems and deliver essential products and services to all public sector stakeholders."

GAAP to non-GAAP guidance reconciliation
Non-GAAP total revenues is derived from adding back the estimated full year impact of write-downs of acquisition-related deferred revenue of approximately $3 million. Non-GAAP diluted earnings per share excludes the estimated full year impact of non-cash share-based compensation expense and employer portion of payroll tax related to employee stock transactions of approximately $100 million, amortization of acquired software and intangible assets of approximately $88 million, and acquisition-related costs of approximately $24 million. Additionally, the non-GAAP tax rate of 24% is estimated periodically as described below under "Non-GAAP Financial Measures" and excludes approximately $39 million of estimated discrete tax benefits that are included in the GAAP estimated annual effective tax rate.

Conference Call

Tyler Technologies will hold a conference call on Monday, June 7, 2021 at 10:00 a.m. ET to discuss the company’s financial guidance and provide an update on the NIC acquisition. Participants can pre-register for the conference through the following link: http://dpregister.com/sreg/10157097/e8f3ed7c31. Registered participants will receive an email with a calendar reminder and dial-in number and PIN that allows immediate access to the call on Monday, June 7.

Participants who do not wish to pre-register for the call may dial in using 844-861-5506 (U.S. callers) or 412-317-6587 (international callers) or 866-450-4696 (Canada callers) and ask for the “Tyler Technologies” call. A replay will be available one hour after the call ends through June 14, 2021. To access the replay, please dial 877-344-7529 (U.S. callers), 412-317-0088 (international callers) and 855-669-9658 (Canada callers) and reference passcode 10157097.

The live webcast and archived replay can also be accessed at https://tylertech.irpass.com/Presentations, where presentation charts will also be available before the conference call.

About Tyler Technologies, Inc.

Tyler Technologies (NYSE: TYL) provides integrated software and technology services to the public sector. Tyler's end-to-end solutions empower local, state, and federal government entities to operate more efficiently and connect more transparently with their constituents and with each other. By connecting data and processes across disparate systems, Tyler's solutions are transforming how clients gain actionable insights that solve problems in their communities. Tyler has more than 27,000 successful installations across more than 11,000 sites, with clients in all 50 states, Canada, the Caribbean, Australia, and other international locations. Tyler

Tyler Technologies Updates
2021 Annual Guidance
June 7, 2021

has been named to Government Technology's GovTech 100 list five times and has been recognized three times on Forbes' "Most Innovative Growth Companies" list. More information about Tyler Technologies, an S&P 500 company headquartered in Plano, Texas, can be found at tylertech.com.

Forward-looking Statements
This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical in nature and typically address future or anticipated events, trends, expectations or beliefs with respect to our financial condition, results of operations or business. Forward-looking statements often contain words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” “plans,” “intends,” “continues,” “may,” “will,” “should,” “projects,” “might,” “could” or other similar words or phrases. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. We believe there is a reasonable basis for our forward-looking statements, but they are inherently subject to risks and uncertainties and actual results could differ materially from the expectations and beliefs reflected in the forward-looking statements. We presently consider the following to be among the important factors that could cause actual results to differ materially from our expectations and beliefs: (1) the effects of the COVID-19 pandemic, including its potential effects on the economic environment, our customers and our operations, as well as any changes to federal, state or local government laws, regulations or orders in connection with the pandemic; (2) changes in the budgets or regulatory environments of our clients, primarily local and state governments, that could negatively impact information technology spending; (3) disruption to our business and harm to our competitive position resulting from cyber-attacks and security vulnerabilities; (4) our ability to protect client information from security breaches and provide uninterrupted operations of data centers; (5) our ability to achieve growth or operational synergies through the integration of acquired businesses, while avoiding unanticipated costs and disruptions to existing operations; (6) material portions of our business require the Internet infrastructure to be adequately maintained; (7) our ability to achieve our financial forecasts due to various factors, including project delays by our clients, reductions in transaction size, fewer transactions, delays in delivery of new products or releases or a decline in our renewal rates for service agreements; (8) general economic, political and market conditions; (9) technological and market risks associated with the development of new products or services or of new versions of existing or acquired products or services; (10) competition in the industry in which we conduct business and the impact of competition on pricing, client retention and pressure for new products or services; (11) the ability to attract and retain qualified personnel and dealing with the loss or retirement of key members of management or other key personnel; and (12) costs of compliance and any failure to comply with government and stock exchange regulations. These factors and other risks that affect our business are described in our filings with the Securities and Exchange Commission, including the detailed “Risk Factors” contained in our most recent annual report on Form 10-K and quarterly report on Form 10-Q. We expressly disclaim any obligation to publicly update or revise our forward-looking statements.

Contact: Brian K. Miller
Executive Vice President & CFO
Tyler Technologies, Inc.
972-713-3720
brian.miller@tylertech.com

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